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                                                                      Exhibit 23



                        Consent of Independent Auditors


       We consent to the incorporation by reference in the Registration Statement (Form S-8) and the related Prospectus of Unisource Worldwide, Inc. pertaining to the Unisource Worldwide, Inc. Stock Option Plan of our report dated October 16, 1996 (except for Notes 1 and 9, as to which the date is November 22, 1996), with respect to the financial statements and schedule of Unisource Worldwide, Inc. included in its Registration Statement on Form 10 filed with the Securities and Exchange Commission on November 26, 1996.



       Philadelphia, Pennsylvania
       November 26, 1996